Exhibit 99.2

HERSHA HOSPITALITY TRUST

Pro Forma Consolidated Balance Sheet
As of September 30, 2006
(Unaudited, Dollar Amounts in Thousands Except per Share Data)

The accompanying unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2006 is presented as if the acquisition of our interests in the Hyatt Summerfield Suites Hotel Partnerships (“Summerfield Portfolio”) occurred on September 30, 2006.

This pro forma consolidated balance sheet should be read in conjunction with the Hersha and the Summerfield Portfolio historical financial statements and notes thereto. In management’s opinion, adjustments necessary to reflect the effects of the acquisition of our interests in the Summerfield Portfolio have been made based on management’s best estimate.

The following unaudited Pro Forma Consolidated Balance Sheet is not necessarily indicative of what the actual financial position of Hersha would have been assuming such acquisition had been completed as of September 30, 2006, nor is it indicative of future financial positions of Hersha.

	(A)	(B)
	Historical	Hyatt Summerfield Suites Portfolio	Pro Forma
Assets:
Investment in Hotel Properties, net	$642,459	$168,658	$811,117
Investment in Unconsolidated Joint Ventures	51,985	-	51,985
Development Loans Receivable from Related Parties	34,516	-	34,516
Cash and Cash Equivalents	16,273	(16,273)	-
Other Assets	64,436	5,714	70,150
Total Assets	$809,669	$158,099	$967,768

Liabilities and Shareholders’ Equity:
Line of Credit	$37,768	$37,301	75,069
Mortgages Payable	449,808	120,472	570,280
Due to Related Parties	7,420	-	7,420
Other Liabilities	32,343	326	32,669
Total Liabilities	527,339	158,099	685,438

Minority Interest:
Common Units	29,697	-	29,697
Interest in Consolidated Joint Ventures	2,963	-	2,963
Total Minority Interest	32,660	-	32,660

Shareholders’ Equity:	249,670	-	249,670
Total Liabilities and Shareholders’ Equity	$809,669	$158,099	$967,768

HERSHA HOSPITALITY TRUST

Notes and Management’s Assumptions to the
Pro Forma Consolidated Balance Sheet
As of September 30, 2006
(Unaudited, Dollar Amounts in Thousands Except per Share Data)

(A)	Represents the Consolidated Balance Sheet of Hersha as of September 30, 2006 as filed on Form 10-Q.

(B)
Represents the purchase of our interest in the Summerfield Portfolio as if it had occurred on September 30, 2006. We acquired the Summerfield Portfolio for total consideration of $174,221, including cash and borrowings under our line of credit facility of $53,574, mortgage debt of $120,000, and non-interest bearing notes payable of $472, net of $524 discount. The mortgage debt of $120,000 is interest only and bears interest at a rate of 5.591%. The debt matures and principal is due in December of 2016. The non-interest bearing notes payable have a stated value of $996 and mature in 2016. A discount of $524 on these notes payable is being amortized over 10 years using the effective interest method at a rate of 7.5%.

Preliminary allocation of purchase is detailed in the following table:

Purchase Price Allocation

Land	$29,053
Building	123,029
Furniture and Fixtures	16,576

Investment in Hotel Properties	168,658

Escrow Deposits	3,803
Deferred Costs	1,017
Other Assets	894
Total Assets Acquired	174,372

Mortgage Payable	(120,000)
Notes Payable, net of $524 discount	(472)
Accounts Payable and Accrued Expenses	(326)
Total Liabilities Acquired/Assumed	(120,798)

Cash and borrowings under line of credit	$53,574

HERSHA HOSPITALITY TRUST

Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2005
(Unaudited, Dollar Amounts in Thousands Except per Share Data)

The accompanying unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2005 is presented as if the acquisition of our interest in the Summerfield Portfolio had been consummated on January 1, 2005.

This pro forma consolidated statement should be read in conjunction with the Hersha and the Summerfield Portfolio historical financial statements and notes thereto. In management’s opinion, adjustments necessary to reflect the effects of the acquisitions have been made based on management’s best estimate.

The following unaudited Pro Forma Consolidated Statement of Operations is not necessarily indicative of what actual results of Hersha would have been assuming such acquisition had been completed as of January 1, 2005, nor is it indicative of the results of operations for future periods.

	(A)	(B)
	Historical	Hyatt Summerfield Suites Portfolio	Combined	Adjustments		Pro Forma
Revenue:
Hotel Operating Revenues	$75,203	$33,996	$109,199	$-		$109,199
Interest Income from Development Loans	3,940	-	3,940	-		3,940
Other Revenues	529	-	529	-		529
Total Revenue	79,672	33,996	113,668	-		113,668
Operating Expenses:
Hotel Operating Expenses	46,082	19,907	65,989	-		65,989
Hotel Ground Rent	433	-	433	-		433
Real Estate and Personal Property Taxes and Property Insurance	4,067	2,235	6,302	-		6,302
General and Administrative	4,972	-	4,972	-		4,972
Depreciation and Amortization	9,548	5,181	14,729	1,210	(C)	15,939
Total Operating Expenses	65,102	27,323	92,425	1,210		93,635

Operating Income	14,570	6,673	21,243	(1,210)		20,033

Interest Income	602	136	738	-		738
Interest Expense	(13,137)	(4,183)	(17,320)	(4,686)	(D)	(22,006)
Income (Loss) from continuing operations before income from joint venture investments and minority interests	2,035	2,626	4,661	(5,896)		(1,235)
Income from Unconsolidated Joint Venture Investments	457	-	457	-		457
Income (Loss) from continuing operations before minority interests	2,492	2,626	5,118	(5,896)		(778)
Income (Loss) Allocated to Minority Interest in Continuing Operations	38	-	38	(402)	(E)	(364)

Income (Loss) from Continuing Operations	2,454	2,626	5,080	(5,494)		(414)

Preferred Distributions	1,920	-	1,920	-		1,920

Income (Loss) from Continuing Operations applicable to Common Shareholders	$534	$2,626	$3,160	$(5,494)		$(2,334)

Earnings Per Share
Income from Continuing Operations applicable to common shareholders
Basic	$0.03					$(0.12)
Diluted	$0.03					$(0.12)

Weighted Average Common Shares Outstanding
Basic	20,293,554					20,293,554
Diluted	20,335,181					20,293,554

HERSHA HOSPITALITY TRUST

Notes and Management’s Assumptions to the
Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2005
(Unaudited, Dollar Amounts in Thousands Except per Share Data)

(A)	Represents Hersha’s recasted Consolidated Statement of Operations for the year ended December 31, 2005 as filed on Form 8-K on November 20, 2006, excluding discontinued operations.

(B)
Represents the historical statement of operations for the Summerfield Portfolio for the year ended December 31, 2005, included in the combined financial statements of Hyatt Summerfield Suites Hotel Partnerships.

(C)
Represents the adjustment to reflect the estimated depreciation on property of the Summerfield Portfolio after the allocation of purchase price, net of the amounts recorded for depreciation in the historical statement of operations for the Summerfield Portfolio, as follows.

Assets Acquired	Fair Value	Life	Depreciation Expense
Land	$29,053	N/A	$-
Building and Improvements	123,029	40	3,076
FF&E	16,576	5	3,315
Total			6,391
Less: Summerfield Portfolio historical depreciation			(5,181)
Pro Forma Adjustment			$1,210

Depreciation and amortization are computed using the straight-line method and are based upon the estimated useful life of the asset. We have allocated the purchase price to the assets acquired and liabilities assumed in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations” (SFAS 141).

(D)
Represents the adjustment to reflect the estimated interest expense for the Summerfield Portfolio on proceeds from the mortgage and borrowings under the line of credit facility and amortization of the discount on notes payable issued to finance the acquisition, net of interest expense included in the historical statement of operations for the Summerfield Portfolio which was not assumed in the acquisition. The line of credit bears interest at the Wall Street Journal Prime Rate less 0.50% which was 6.75% as of December 31, 2005. The pro forma adjustment is as follows:

	Principal	Weighted Average Interest Rate	Interest Expense
Mortgage	$120,000	5.591%	$6,709
Borrowings under line of credit facility	37,301	5.690%	2,123
Notes payable, net of $524 discount	472	7.500%	37
			8,869
Less: historical interest expense			(4,183)
Pro Forma Adjustment			$4,686

(E)
Represents minority interest allocable to holders of units of limited partnership interest in our operating partnership, HHLP. The minority interest effect of the acquisition of the Summerfield Portfolio is calculated by using the weighted average minority interest percentage of 12.3% for year ended December 31, 2005, as follows:

Increase in historical Hersha income to be allocated to HHLP unit holders due to historical Summerfield Portfolio results	$2,626
Pro forma adjustments that affect income to be allocated to HHLP unit holders
Depreciation pro forma adjustment	(1,210)
Interest expense pro forma adjustment	(4,686)
Total pro forma adjustments	(3,270)
Minority interest percentage	12.3%

Total pro forma adjustments for minority interest due to HHLP unit holders	$(402)

HERSHA HOSPITALITY TRUST

Pro Forma Consolidated Statement of Operations
For the Nine Months Ended September 30, 2006
(Unaudited, Dollar Amounts in Thousands Except per Share Data)

The accompanying unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2006 is presented as if the acquisition of our interest in the Summerfield Portfolio had been consummated on January 1, 2006.

This pro forma consolidated statement should be read in conjunction with the Hersha and the Summerfield Portfolio historical financial statements and notes thereto. In management’s opinion, adjustments necessary to reflect the effects of the acquisitions have been made based on management’s best estimate.

The following unaudited Pro Forma Consolidated Statement of Operations is not necessarily indicative of what actual results of Hersha would have been assuming such acquisition had been completed as of January 1, 2006, nor is it indicative of the results of operations for future periods.

	Historical	Hyatt Summerfield Suites Portfolio	Combined	Adjustments		Pro Forma
Revenue:
Hotel Operating Revenues	$102,817	$27,508	$130,325	$-		$130,325
Interest Income from Development Loans	1,562	-	1,562	-		1,562
Land Lease Revenue	408	-	408	-		408
Hotel Lease Revenue	137	-	137	-		137
Other Revenues	652	-	652	-		652
Total Revenue	105,576	27,508	133,084	-		133,084
Operating Expenses:
Hotel Operating Expenses	59,977	14,798	74,775	-		74,775
Hotel Ground Rent	600	-	600	-		600
Real Estate and Personal Property Taxes and Property Insurance	4,619	1,679	6,298	-		6,298
General and Administrative	4,326	-	4,326	-		4,326
Depreciation and Amortization	13,661	3,718	17,379	1,075	(C)	18,454
Total Operating Expenses	83,183	20,195	103,378	1,075		104,453

Operating Income	22,393	7,313	29,706	(1,075)		28,631

Interest Income	923	171	1,094	-		1,094
Interest Expense	(18,506)	(3,754)	(22,260)	(3,363)	(D)	(25,623)
Loss on Debt Extinguishment	(1,163)	-	(1,163)	-		(1,163)
Income from continuing operations before income from joint venture investments and minority interests	3,647	3,730	7,377	(4,438)		2,939
Income from Unconsolidated Joint Venture Investments	1,432	-	1,432	-		1,432
Income from continuing operations before minority interests	5,079	3,730	8,809	(4,438)		4,371
Income (Loss) Allocated to Minority Interest in Continuing Operations	543	-	543	(87)	(E)	456

Income from Continuing Operations	4,536	3,730	8,266	(4,351)		3,915

Preferred Distributions	3,600	-	3,600	-		3,600

Income from Continuing Operations applicable to Common Shareholders	$936	$3,730	$4,666	$(4,351)		$315

Earnings Per Share
Income from Continuing Operations applicable to common shareholders
Basic	$0.04					$0.01
Diluted	$0.04					$0.01

Weighted Average Common Shares Outstanding
Basic	24,760,185					24,760,185
Diluted	24,863,249					24,863,249

HERSHA HOSPITALITY TRUST

Notes and Management’s Assumptions to the
Pro Forma Consolidated Statement of Operations
For the Nine Months Ended September 30, 2006
(Unaudited, Dollar Amounts in Thousands Except per Share Data)

(A)	Represents Hersha’s Consolidated Statement of Operations for the nine months ended September 30, 2006 as filed on Form 10-Q, excluding discontinued operations.

(B)
Represents the historical statement of operations for the Summerfield Portfolio for the nine months ended September 30, 2006, included in the combined financial statements of Hyatt Summerfield Suites Hotel Partnerships.

(C)
Represents the adjustment to reflect the estimated depreciation on property of the Summerfield Portfolio after the allocation of purchase price, net of the amounts recorded for depreciation in the historical statement of operations for the Summerfield Portfolio, as follows.

Assets Acquired	Fair Value	Life	Depreciation Expense
Land	$29,053	N/A	$-
Building and Improvements	123,029	40	2,307
FF&E	16,576	5	2,486
Total			4,793
Less: Summerfield Portfolio historical depreciation			(3,718)
Pro Forma Adjustment			$1,075

Depreciation and amortization are computed using the straight-line method and are based upon the estimated useful life of the asset. We have allocated the purchase price to the assets acquired and liabilities assumed in accordance with SFAS 141.

(D)
Represents the adjustment to reflect the estimated interest expense for the Summerfield Portfolio on proceeds from the mortgage and borrowings under the line of credit facility and amortization of the discount on notes payable issued to finance the acquisition, net of interest expense included in the historical statement of operations for the Summerfield Portfolio which was not assumed in the acquisition. The line of credit bears interest at the Wall Street Journal Prime Rate less 0.50% which was 7.75% as of September 30, 2006. The pro forma adjustment is as follows:

	Principal	Weighted Average Interest Rate	Interest Expense
Mortgage	$120,000	5.591%	$5,032
Borrowings under line of credit facility	37,301	7.357%	2,058
Notes Payable, net of $524 discount	472	7.500%	27
			7,117
Less: historical interest expense			(3,754)
Pro Forma Adjustment			$3,363

(E)
Represents minority interest allocable to holders of units of limited partnership interest in our operating partnership, HHLP. The minority interest effect of the acquisition of the Summerfield Portfolio is calculated by using the weighted average minority interest percentage of 12.3% for year ended September 30, 2006, as follows:

Increase in historical Hersha income to be allocated to HHLP unit holders due to historical Summerfield Portfolio results	$3,730
Pro forma adjustments that affect income to be allocated to HHLP unit holders
Depreciation pro forma adjustment	(1,075)
Interest expense pro forma adjustment	(3,363)
Total pro forma adjustments	(708)
Minority interest percentage	12.3%

Total pro forma adjustments for minority interest due to HHLP unit holders	$(87)